UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
FaithShares Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below

(State of incorporation or organization)	(IRS Employer
Identification No.)

c/o FaithShares Trust
3555 Northwest 58th Street, Suite 410 Oklahoma City, OK	73112

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each	Name of exchange on which	I.R.S. Employer
class to be registered	each class is to be registered	Identification Number
FaithShares Baptist Values Fund	NYSE Arca, Inc.	27-1005063
FaithShares Catholic Values Fund	NYSE Arca, Inc.	27-1005118
FaithShares Christian Values Fund	NYSE Arca, Inc.	27-1005156
FaithShares Lutheran Values Fund	NYSE Arca, Inc.	27-1005204
FaithShares Methodist Values Fund	NYSE Arca, Inc.	27-1005246
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-156529
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
Reference is made to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000950123-09-068184) on December 4, 2009, which is incorporated herein by reference.
Item 2. Exhibits
A.	Registrant’s Certificate of Trust dated July 17, 2009 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-09-023575) on July 20, 2009.

B.	Registrant’s Agreement and Declaration of Trust dated October 13, 2009 is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-09-068184) on December 4, 2009.

C.	Registrant’s By-Laws are incorporated herein by reference to Exhibit (b) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-09-059434) on November 6, 2009.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 4, 2009	FaithShares Trust
	By:	/s/ J. Garrett Stevens
J. Garrett Stevens
Chief Executive Officer